UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2016

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders

On November 9, 2016, Piedmont Office Realty Trust, Inc. (the “Registrant”) filed Articles Supplementary (the “Articles Supplementary”) to its Third Articles of Amendment and Restatement, as amended and supplemented, with the State Department of Assessments and Taxation of Maryland evidencing the resolution of the Registrant’s board of directors (the “Board”) to prohibit the Registrant from electing to be subject to Section 3-803 of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the “MGCL”), which is commonly referred to as the Maryland Unsolicited Takeovers Act, unless such election is first approved by the affirmative vote of at least a majority of the votes cast by the Registrant’s stockholders entitled to vote generally in the election of directors of the Registrant. As a result, unless the Registrant obtains stockholder approval to do so in the future, the Board may not elect to cause the Registrant to be subject to Section 3-803 of the MGCL, which would provide for the mandatory classification of the Board into three classes.

The foregoing summary of the Articles Supplementary is qualified entirely by reference to the text of the Articles Supplementary, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

A press release issued by the Registrant regarding the Articles Supplementary is attached hereto as Exhibit 99.1.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information provided under Item 3.03 above is incorporated by reference into this Item 5.03.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
3.1	Articles Supplementary to the Third Articles of Amendment and Restatement of Piedmont Office Realty Trust, Inc., as supplemented and amended.
99.1	Press Release dated November 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: November 14, 2016	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles Supplementary to the Third Articles of Amendment and Restatement of Piedmont Office Realty Trust, Inc., as supplemented and amended.
99.1	Press Release dated November 14, 2016.